EXHIBIT 4.4 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2019, Dean Foods Company (the “we” or “Company”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our common stock. The following summary of material terms of the capital stock of the Company is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and its amended and restated bylaws (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are incorporated by reference into this annual report. Authorized Capital Stock Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of March 11, 2020, we had 91,940,015 shares of our Common Stock outstanding and no shares of Preferred Stock outstanding. Common Stock Voting Rights Holders of our Common Stock are entitled to one vote per share held of record on any matter submitted to a vote of the stockholders. Our Certificate of Incorporation prohibits cumulative voting for the election of directors. Dividends Subject to the rights of the holders of any outstanding shares of Preferred Stock and any restrictions that may be imposed under our receivables securitization facility and DIP credit agreement, holders of our Common Stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. Other Rights In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share equally and ratably, based on the number of shares held, in the assets, if any, remaining after payment of all of our debts and liabilities and the liquidation preference of any outstanding Preferred Stock. The shares of our Common Stock are neither redeemable nor convertible, and the holders of our Common Stock have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by us. Preferred Stock Our board of directors has the authority, without further action of our stockholders, to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series. The issuance of Preferred Stock could adversely affect the holders of Common Stock. The potential issuance of Preferred Stock may have the effect of discouraging, delaying or preventing a change of control of the Company, may discourage bids for the Common Stock at a premium over market price of the Common Stock, and may adversely affect the market price of the Common Stock. Section 203 of the DGCL Dean Foods Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, and subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a defined set of transactions with a person who is deemed to be an interested stockholder. The provision defines an “interested stockholder” as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of the corporation. Section 203 broadly defines the term “business combination” to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation or from which the interested stockholder would directly or indirectly receive any financial benefit. Section 203 prohibits business combinations between an interested stockholder and the Company for a period of three years after the date that the stockholder is deemed to be an interested stockholder unless the following three criteria are met: • the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder; • the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or #92986537v5

• at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder. Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage any entity interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such entity becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions involving the Company that our stockholders may otherwise deem to be in their best interests. Certain Provisions of the Certificate of Incorporation and Bylaws Relating to Change in Control Our Certificate of Incorporation and Bylaws contain several provisions that could have the effect of delaying, deterring or preventing the acquisition of control of the Company by means of tender offer, open market purchases, a proxy contest or otherwise. Set forth below is a description of those provisions. Board of Directors- Number of Directors; Removal; Filling Vacancies The Bylaws provides that the number of directors shall be fixed from time to time by resolution of the Company’s board of directors. Directors may be removed, either with or without cause, at any time, by vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Company. The Bylaws also provide that any vacant directorship, whether due to death, resignation, retirement, removal or otherwise, or due to an increase in the number of directors in advance of an annual meeting of stockholders, may be filled by the board of directors and that each additional or successor director shall be appointed by a majority of the directors then in office, although less than a quorum, to hold office until the next annual meeting election or until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Special Meeting of Stockholders Our Bylaws provide that special meetings of stockholders may be called only by the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary at the written request of a majority of the board of directors. Special meetings may not be called by the stockholders. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders. Advance Notice Requirements for Stockholder Proposals and Director Nominations Stockholders have the right under our Bylaws to directly nominate candidates, without any action or recommendation on the part of the board of directors, and to propose other business to be brought before meetings of the Company’s stockholders. Our Bylaws establish advance notice procedures that provide that the notice of stockholder proposals or nominations must contain certain information as specified in our Bylaws and must be in writing and timely given to the Company’s Corporate Secretary prior to the meeting at which the action is to be taken. To be timely in the case of an annual meeting, a stockholder’s notice must be delivered to the Corporate Secretary not earlier than the 120th day and no later than 5:00 p.m., Central time, on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Central time, on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. To be timely in the case of a special meeting, a stockholder’s notice must be delivered to the Corporate Secretary not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made. Adjournment or postponement of an annual or special meeting does not commence a new time period for the giving of notice. These procedures, as set forth in our Bylaws, are separate from and in addition to Rule 14a-8 or any other rules governing stockholder proposals set forth in the Exchange Act. Under our Bylaws, if a stockholder wants to have a proposal formally considered at a stockholder meeting and included in the proxy statement for that meeting, the stockholder must, in addition to complying with the procedures set forth in the Bylaws, also comply with Rule 14a 8 (or any successor provision) under the Exchange Act. Limitations on Liability and Indemnification of Officers and Directors Our Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the DGCL, that our directors will not be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: • for any breach of the director’s duty of loyalty to us or our stockholders; • for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; #92986537v5

• for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or • for any transaction from which the director derived an improper personal benefit. This provision may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors to recover monetary damages for breach of certain fiduciary duties as a director. Authority to Amend Bylaws Our Bylaws may be altered, amended, repealed or replaced (a) by the affirmative vote of a majority of the entire board of directors or (b) by stockholders at any annual meeting or special meeting of stockholders with the affirmative vote of the holders of 66-2/3 percent of the shares entitled to vote at such meeting and at which a quorum is present. Certain Effect of Authorized but Unissued Stock Unissued and unreserved shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. One of the effects of unissued and unreserved shares of capital stock may be to enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, the board of directors determines that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without stockholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Listing Our Common Stock was previously listed on The New York Stock Exchange under the trading symbol “DF,” but has since been delisted, which delisting became effective on November 27, 2019. Since November 13, 2019, our common stock has been quoted on the Pink Open Market maintained by the OTC Markets Group, Inc. under the symbol “DFODQ.” Transfer Agent and Registrar ComputerShare, Inc. is the transfer agent and registrar for our Common Stock. #92986537v5